UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nalco Holding Company (“the Company”) and its subsidiary, Nalco Company, have entered into new Severance Agreements and Change of Control Agreements, with its senior executives effective January 1, 2011, replacing all such prior agreements. The new agreements provide for certain payments in the event an executive’s employment is involuntarily terminated for reasons not constituting cause (or voluntarily terminated for good reason) and provide for acceleration of the vesting of equity incentive grants under the Company’s Stock Incentive Plan in the event of certain circumstances involving a change in control in the Company’s ownership. Copies of these agreements are attached as exhibits to this Report on Form 8-K.

Nalco Company has also entered into a new Foreign Localization Agreement with David Johnson, Executive Vice President and President, Europe, Africa and Middle East, effective January 1, 2011, relating to his relocation to Switzerland. The agreement provides for certain benefits relating to this relocation. A copy of this agreement is attached as an exhibit to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Severance Agreement and Change of Control Agreement for J. Erik Fyrwald

(99.2)	Severance Agreement and Change of Control Agreement for Kathryn Mikells

(99.3)	Severance Agreement and Change of Control Agreement for David Flitman

(99.4)	Severance Agreement and Change of Control Agreement for Eric Melin

(99.5)	Severance Agreement, Change of Control Agreement and Foreign Localization Agreement for David Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: January 6, 2011